UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Management Director Compensation

On May 12, 2017, the Board of Directors of Vectrus, Inc. (the “Company”) approved the payment of an annual Strategy Committee Chair fee of $10,000 in cash, effective May 12, 2017, the date of the Company’s 2017 Annual Meeting of Shareholders. The fee for services of the Strategy Committee Chair from May 12, 2017 to the day preceding the Company’s 2018 Annual Meeting of Shareholders was paid on May 12, 2017. The Strategy Committee is a standing committee of the Board of Directors. All other compensation for non-management directors remains the same.

A description of the Company’s non-management director annual compensation, including the new Strategy Committee Chair fee described above, is attached as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated by reference into this item.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2017, the Company held its 2017 Annual Meeting of Shareholders (the "2017 Annual Meeting"). For more information on the following proposals submitted to shareholders, see the Company's 2017 Proxy Statement, which was filed with the Securities and Exchange Commission on March 31, 2017.

1. Election of three Class III Directors. At the 2017 Annual Meeting, the shareholders elected each of the persons whose names are set forth below as Class III Directors for a term of three years to expire at the 2020 Annual Meeting of Shareholders or until their successors are elected and qualified. Relevant voting information for each person follows:

	Votes For	Against	Abstain	Broker Non-Votes
William F. Murdy	7,956,957	62,317	11,277	1,385,618
Melvin F. Parker	7,957,703	63,028	9,820	1,385,618
Stephen L. Waechter	7,960,140	60,370	10,041	1,385,618

In addition to the election of three directors, two other votes were taken at the 2017 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 was ratified by a vote of 9,357,088 shares voting for the proposal, 14,603 shares voting against the proposal and 44,478 shares abstaining from the vote on the proposal, and there were zero broker non-votes.

3. To approve, on an advisory basis, the compensation paid to our Named Executive Officers. The proposal for approval, in an advisory vote, of the compensation of the Company’s Named Executive Officers was approved by a vote of 7,777,791 shares voting for the proposal, 115,435 shares voting against the proposal and 137,325 shares abstaining from the vote on the proposal, and there were 1,385,618 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.01	Description of Vectrus, Inc. Non-Management Director Annual Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

EXHIBITS

Exhibit
No.	Description
10.01	Description of Vectrus, Inc. Non-Management Director Annual Compensation.